EXHIBIT 99




DATE:     October 29, 1999

CONTACT:  Henry Hillenmeyer, Chairman and CEO
          Mark W. Mikosz, Chief Financial Officer

PHONE:    561-615-6000             FAX:  561-615-6001



Cooker Restaurant Corporation Announces the Appointment of
Deloitte & Touche as its New Auditors.

WEST PALM BEACH, FL - The Cooker Restaurant Corporation today announced that it has appointed new auditors. Mr. Mark W. Mikosz, Vice President and Chief Financial Officer, announced the appointment of Deloitte & Touche as its auditors of record effective immediately. Mr. Mikosz commented "We are extremely pleased to have retained a great firm like Deloitte & Touche."

At the end of the third quarter, the Company operated 69 "Cooker Bar & Grille" restaurants. Cooker Bar and Grille restaurants are designed to provide a warm, comfortable and friendly environment. The menu offers a wide variety of appetizers, soups and salads as well as chicken, fish, beef, pork and pasta entrees, sandwiches and desserts. Most of these items are prepared from scratch using original recipes and fresh ingredients. Portion sizes are generous and service is prompt, friendly and efficient. Cooker backs everything with a "100% Satisfaction Guarantee."

Cooker is traded on the New York Stock Exchange under the symbol
"CGR."